Exhibit 99.1

LEADING INDEPENDENT PROXY ADVISORY FIRM ISS RECOMMENDS THAT TWO HARBORS STOCKHOLDERS VOTE AGAINST CROSSCOUNTRY MORTGAGE MERGER

Concludes TWO Board Has Not Capitalized on Competing UWMC $12.50 Bid

Agrees with UWMC That Best Way for TWO Stockholders to Maximize Value is for TWO Board to Engage with UWMC

Also Recommends AGAINST Golden Parachute Proposal and Proposal to Allow Adjournment of Meeting

PONTIAC, Mich. AND NEW YORK, May 12, 2026 – UWM Holdings Corporation (“UWMC”) (NYSE: UWMC), today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, has recommended that stockholders of Two Harbors Investment Corp. (“Two Harbors” or “TWO”) (NYSE: TWO) VOTE AGAINST the CrossCountry Mortgage (“CCM”) merger proposal at the upcoming special meeting on May 19, 2026, reaffirming the higher value of UWMC’s $12.50 or stock upside offer for stockholders.

UWMC appreciates ISS’s independent evaluation and the recommendation to vote AGAINST the CCM merger. The report underscores significant concerns surrounding the TWO Board’s process and the CCM transaction and that the transaction may deprive stockholders from achieving maximum value if not voted down by TWO stockholders at the upcoming May 19 special meeting.

Importantly, ISS noted the following in its report:

•“Ultimately, a review of the process does not provide shareholders with reason to be fully comfortable with the [TWO] board's approach. As a case in point, the board has entered into two agreements with CCM over the past six weeks that were subsequently displaced by better offers. The board has now entered into a third agreement, which matched the competing offer made by UWMC.”
•“The [TWO] board has not capitalized on the competing bids from UWMC by engaging with the parties in a way that provides shareholders with assurance the best terms have been extracted. Thus, it appears that shareholders would be better off rejecting the proposed transaction at this time, as a signal to the board to engage more productively with the parties. A vote against the proposed transaction is therefore warranted.”

•“It is difficult to identify convincing evidence that [the CCM transaction] is now full value, or that the board even attempted to extract the best terms possible.”
•All of this is to say that the board's approach does not appear to be one that will facilitate full price discovery, and that shareholders would likely benefit from an approach that includes UWMC in a more direct manner.

•“Not only has UWMC presented a competing offer with a higher headline value, but its presence has been the catalyst for two improvements to the offer terms”

ISS also recommended that stockholders vote AGAINST the Non-Binding Compensation Advisory Proposal, stating that “[s]upport for the golden parachute proposal is not warranted, given concerns around equity vesting acceleration.” Finally, ISS recommended AGAINST the Adjournment Proposal at the special meeting.

UWMC’s offer brings higher value to the table, and UWMC remains confident that rejecting the CCM merger is the best path to preserving value and optionality for TWO stockholders. TWO stockholders deserve value maximization, and the best way to achieve that is to vote AGAINST the CCM $12.00 per share merger proposal.

UWMC encourages all TWO stockholders to review its preliminary proxy statement and updated materials carefully (and, when it becomes available, the definitive proxy statement) on file with the SEC for more detail about why voting AGAINST the CCM transaction helps maximize value for stockholders.

We urge all stockholders to use Two Harbors’ proxy card until UWMC’s proxy card becomes available as soon as this week to VOTE AGAINST Two Harbors’ CCM Merger Proposal, AGAINST the Non-Binding Compensation Advisory Proposal and AGAINST the Adjournment Proposal to preserve the opportunity to achieve greater value by engaging with UWMC’s superior proposal.

You do not have to wait for UWMC’s proxy card.

You can vote AGAINST the Proposed CCM Merger today by using Two Harbors’ proxy card.

Only your last submitted and received vote will count at the meeting.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN!

About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; and (iii) the benefits of a proposed transaction. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWM’s ability to successfully implement strategic decisions and product launches; (iv) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWM’s ability to sell loans in the secondary market; (viii) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWM’s ability to continue to attract and retain its broker relationships; (xvi) UWM’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication relates to a proposal that UWMC has made to the Two Harbors Board for a business combination transaction with Two Harbors. In furtherance of this proposal and subject to future developments, UWMC filed a preliminary proxy statement on Schedule 14A on May 4, 2026 (the “Proxy Statement”) with the SEC in order to solicit proxies against the Proposed CCM Merger and other proposals to be voted on by TWO stockholders at the special meeting of TWO stockholders to be held to approve the Proposed CCM Merger. UWMC may file amendments or supplements to the Proxy Statement and one or more registration statements, proxy statements, tender or exchange offers or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document UWMC and/or Two Harbors may file with the SEC in connection with a proposed transaction.

INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO HARBORS ARE URGED TO READ THE PROXY STATEMENT, ANY ADDITIONAL MATERIALS UWMC MAY FILE WITH RESPECT TO THE BUSINESS COMBINATION TRANSACTION, INCLUDING ANY REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER DOCUMENT, PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO HARBORS, A PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC and Two Harbors will be able to obtain copies of these documents if and when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC and Two Harbors, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.

Participants in the Solicitation
UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a solicitation and proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT
BLAKE KOLO
InvestorRelations@uwm.com

Bruce Goldfarb/Chuck Garske/Jeremy Provost
Okapi Partners
212-297-0720
info@okapipartners.com

MEDIA CONTACT
NICOLE ROBERTS
Media@uwm.com

Paul Caminiti/Hugh Burns/Nicholas Leasure
Reevemark
212-433-4600
UWM-Team@Reevemark.com